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                                                                    EXHIBIT 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2004-1




Section 7.3 Indenture                               Distribution Date: 4/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                    1,666,171.50
               Class B Note Interest Requirement                      159,672.63
               Class C Note Interest Requirement                      247,818.38
                       Total                                        2,073,662.50

        Amount of the distribution allocable to the interest on the Notes per
               $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                         1.32236
               Class B Note Interest Requirement                         1.52069
               Class C Note Interest Requirement                         1.83569

(iii)   Aggregate Outstanding Principal Balance of the Notes Class A Note
               Principal Balance                                   1,260,000,000
               Class B Note Principal Balance                        105,000,000
               Class C Note Principal Balance                        135,000,000

(iv)    Amount on deposit in Owner Trust Spread Account            15,000,000.00

(v)     Required Owner Trust Spread Account Amount                 15,000,000.00



                                             By:
                                                 ----------------------
                                             Name:  Patricia M. Garvey
                                             Title: Vice President